EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 21, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2010 – August 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.2%	-1.5%	-6.4%	1.6%	-4.0%	-3.0%	0.8%	-3.0%	9.9%	-28.6%	-0.3	-0.4
B**	0.2%	-1.5%	-6.8%	1.0%	-4.6%	-3.6%	0.2%	-3.6%	9.9%	-29.9%	-0.3	-0.5
Legacy 1***	0.2%	-1.4%	-5.1%	3.5%	-2.0%	-0.9%	N/A	-0.9%	9.7%	-23.7%	0.0	-0.1
Legacy 2***	0.2%	-1.4%	-5.3%	3.4%	-2.2%	-1.2%	N/A	-1.2%	9.7%	-24.4%	-0.1	-0.2
Global 1***	0.2%	-1.4%	-5.0%	4.1%	-1.5%	-1.1%	N/A	-1.1%	9.4%	-21.9%	-0.1	-0.2
Global 2***	0.2%	-1.4%	-5.1%	3.9%	-1.7%	-1.4%	N/A	-1.4%	9.4%	-22.4%	-0.1	-0.2
Global 3***	0.2%	-1.5%	-6.1%	2.3%	-3.3%	-3.0%	N/A	-3.0%	9.4%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	-5.7%	-6.1%	-3.0%	0.4%	14.3%	15.8%	7.1%	15.8%	11.9%	-16.3%	1.3	2.3
Barclays Capital U.S. Long Gov Index****	1.7%	3.1%	1.8%	8.4%	2.7%	6.2%	6.8%	6.2%	11.7%	-15.5%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					32%
Energy	13%	Short	Crude Oil	4.3%	Short	13%	Short	Crude Oil	4.3%	Short
			Brent Crude Oil	3.6%	Short			Brent Crude Oil	3.6%	Short
Grains/Foods	9%	Short	Wheat	1.6%	Short	9%	Short	Wheat	1.6%	Short
			Sugar	1.4%	Short			Sugar	1.4%	Short
Metals	10%	Short	Gold	2.4%	Short	10%	Short	Gold	2.4%	Short
			Silver	1.7%	Short			Silver	1.7%	Short
FINANCIALS	68%					68%
Currencies	21%	Long $	Japanese Yen	2.4%	Short	21%	Long $	Japanese Yen	2.4%	Short
			British Pound	2.0%	Long			British Pound	2.0%	Long
Equities	17%	Long	Nasdaq	1.5%	Long	17%	Long	Nasdaq	1.5%	Long
			S&P 500	1.5%	Short			S&P 500	1.5%	Short
Fixed Income	30%	Long	U.S. 10-Year Treasury Notes	4.6%	Long	30%	Long	U.S. 10-Year Treasury Notes	4.6%	Long
			Bunds	3.0%	Long			Bunds	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell as weak manufacturing data from China added to concerns about global growth and low demand prospects.  Natural gas and heating oil markets moved lower as forecasts for mild weather across key regions of the U.S. lowered demand expectations.

Grains/Foods
Wheat and soybean markets moved lower as uncertainty surrounding China’s economy caused concern for lower demand, while favorable weather led to expectations of large supplies.  Lean hog prices were down 20% as demand typically decreases and supplies increase during the Fall/Winter period.  Coffee markets fell over 11% due to a weak Brazilian Real and weak commodity prices worldwide.  Sugar prices fell over 2% due to abundant supplies.

Metals
Gold and platinum prices rose over 4% and 3% respectively, as demand increased amidst steep losses in global equity markets and on uncertain expectations surrounding the Federal Reserve's commitment to raising U.S. interest rates next month.  Base metals markets fell as investors worried a weakened China will lead to a slump in demand for industrial metals.

Currencies
The U.S. dollar weakened as meeting minutes from the Fed indicated there was little consensus on when to raise interest rates and signaled that the dollar could hinder U.S. inflation and growth.  The euro strengthened after Greece received its third bailout and the Consumer Confidence index for the Eurozone unexpectedly improved. The Japanese yen and Swiss franc both strengthened as turmoil in the stock markets drove currency investors into safe-haven currencies.

Equities	U.S. and global equity markets fell as investors feared the signals of slower growth in China could result in a severe economic slowdown.
Fixed Income	U.S. Treasury, Bund and Gilt markets moved higher with investors seeking safer assets as global stock markets and commodity prices declined amidst concerns over China.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.